As filed with the Securities and Exchange Commission on August 1, 2012

Registration Statement No. 333-69645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chico’s FAS, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-2389435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11215 Metro Parkway Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

CHICO’S FAS, INC.

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full title of the plan)

David F. Dyer, President 11215 Metro Parkway Fort Myers, Florida 33966 (239) 277-6200	Copies To: A. Alexander Rhodes, Esq. 11215 Metro Parkway Fort Myers, Florida 33966 (239) 277-6200
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Chico’s FAS, Inc. (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 333-69645, on December 23, 1998 (the “Registration Statement”), to register shares of common stock of the Company (the “Securities”) to be offered under the Company’s Non-Employee Directors’ Stock Option Plan.

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Post-Effective Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida on this 1st day of August, 2012.

CHICO’S FAS, INC.

By:	/s/ Pamela K Knous
	Name:	Pamela K Knous
	Title:	Executive Vice President-Chief Financial Officer (Principal Financial and Accounting Officer)